Exhibit 5.1

601 Lexington Avenue New York, NY 10022
(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

June 14, 2019

Leo Holdings Corp.

21 Grosvenor Place

London, SW1X 7HF

Ladies and Gentlemen:

We have acted as special legal counsel to Leo Holdings Corp., a Cayman Islands company (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 29, 2019, as amended and supplemented through the date hereof pursuant to Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated April 7, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Queso Holdings Inc., a Delaware corporation, and AP VIII CEC Holdings, L.P., a Delaware limited partnership, and, solely for purposes of Section 7.14(f) and 10.2(i) of the Business Combination Agreement, Leo Investors Limited Partnership, a Cayman Islands limited partnership. Pursuant to the Business Combination Agreement, the Company will change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under Article 206 of the Cayman Islands Companies Law and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication simultaneously with a certificate of incorporation, in each case in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. We refer herein to the Company following effectiveness of the Domestication as “New CEC.”

On the effective date of the Domestication, the Company’s currently issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), will automatically convert by operation of law, on a one-for-one basis, into shares of common stock, par value $0.0001 per share, of New CEC (the “New CEC Common Stock”), and

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Leo Holdings Corp.

the Company’s currently issued and outstanding warrants (the “Warrants”), issued pursuant to that certain Warrant Agreement, dated February 15, 2018, by and between the Company and Continental Stock Transfer & Trust Company (as the same may be amended, the “Warrant Agreement”), will become exercisable for shares of New CEC Common Stock.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of (i) 25,000,000 shares of New CEC Common Stock (including 20,000,000 shares issuable upon the conversion of Class A Ordinary Shares and 5,000,000 shares issuable upon the conversion of Class B Ordinary Shares, collectively, the “Conversion Shares”), (ii) 14,000,000 shares of New CEC Common Stock to be issued upon the exercise of the Warrants (the “Warrant Shares”) and (iii) 14,000,000 Warrants.

In connection with the preparation of this opinion, we have, among other things, read:

(a)	a copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b)	the Registration Statement;

(c)

the form of proposed certificate of incorporation of New CEC, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form filed as Exhibit 3.2 to the Registration Statement;

(d)	the form of proposed by-laws of New CEC, to be adopted by the Company in connection with the Domestication (the “Bylaws”), in the form filed as Exhibit 3.3 to the Registration Statement;

(e)

the form of proposed certificate of corporate domestication of Leo Holdings Corp., to be filed with the Secretary of State of the State of Delaware (the “Certificate of Domestication”), in the form attached to the Registration Statement as Annex F and filed as Exhibit 4.5 to the Registration Statement;

(f)	a copy of the Warrant Agreement, including the specimen certificate included therein; and

(g)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Leo Holdings Corp.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1.

Upon (i) the effectiveness of the Domestication, (ii) the adoption of the Bylaws by the board of directors of New CEC, (iii) the filing of the Certificate of Incorporation with the Delaware Secretary of State and (iv) the effectiveness of the Registration Statement, the issued and outstanding Class A Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New CEC Common Stock.

2.

Upon (i) the effectiveness of the Domestication, (ii) the adoption of the Bylaws by the board of directors of New CEC, (iii) the filing of the Certificate of Incorporation with the Delaware Secretary of State and (iv) the effectiveness of the Registration Statement, the issued and outstanding Class B Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New CEC Common Stock.

3.

Upon (i) the effectiveness of the Domestication, (ii) the adoption of the Bylaws by the board of directors of New CEC, (iii) the filing of the Certificate of Incorporation with the Delaware Secretary of State (iv) the effectiveness of the Registration Statement and (v) the exercise by the holders of Warrants and the payment of the exercise price for the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

4.

Upon (i) the effectiveness of the Domestication, (ii) the adoption of the Bylaws by the board of directors of New CEC, (iii) the filing of the Certificate of Incorporation with the Delaware Secretary of State and (iv) the effectiveness of the Registration Statement, each issued and outstanding Warrant will be a valid and binding obligation of New CEC, enforceable against New CEC in accordance with its terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement;

Leo Holdings Corp.

(c) neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York or the DGCL); and

(d) neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(e) Prior to effecting the Domestication and prior to the issuance of securities by New CEC: (i) the shareholders of the Company will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

(f) The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually

Leo Holdings Corp.

govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP